                          MEMORANDUM OF UNDERSTANDING

                                       ON

                         MUTUAL DEVELOPMENT OF PRODUCTS


This Memorandum of Understanding (hereinafter "MOU") is entered into as of November 17, 1995 by and between SAT Telecommunications Division located at 11 rue Watt, 75626 PARIS CEDEX 13, FRANCE (hereinafter "SAT") and INNOVA Corporation located at 3325 South 116th Street, WA 98168 USA (hereinafter "INNOVA").

WHEREAS, SAT and INNOVA both believe the market potential for digital microwave radios is very large, not well served by existing participants, and potentially quite profitable for both SAT and INNOVA.

WHEREAS, SAT and INNOVA both desire to broaden their product range of digital microwave radios to cover the full range of frequency bands and transmission bit rates necessary to meet developing market requirements.

WHEREAS, SAT has existing products which cover many of these frequency bands and capacity requirements but of an earlier design.

WHEREAS, INNOVA is developing a new product range using a new product architecture, but initially to cover only some of the required frequency bands and bit rates, and

WHEREAS, SAT and INNOVA have conducted preliminary discussions to determine the benefits of mutual cooperation in the development of a future product range.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. SAT and INNOVA will form a Joint Marketing Team which will consist of marketing experts from each Party whose objectives are to:

1.1 To define the general requirements of the future broad product range. This Joint Marketing Team will require inputs from both the SAT and INNOVA Engineering to develop an overall future development plan for review by both SAT and INNOVA.

1.2 To recommend a joint product development strategy for achieving this broad product line based on the market needs and the existing products for each company, irrespective of the capabilities of each company's engineering departments.

2. SAT and INNOVA will form a Joint Product Development Team which will consist of marketing, manufacturing and engineering representatives from each company whose objectives are to:

2.1 To assess the current and potential capabilities of each company, and based on the agreed upon joint product development strategy, recommend: which company should perform which development activity and the mechanisms to coordinate this product development.

2.2 To develop a definitive specification for the interface between the Indoor and Outdoor Units of the future product range. This specification will include a design analysis, test specification and test fixture required to ensure future compatibility between any units developed by each Party, ownership of the mutually developed interface specification belonging equally to both Parties who shall each have unrestricted rights to use it for any purposes in any country, including the right to have made products by subcontractors. Other use of the interface by a third party requires the mutual agreement of SAT and INNOVA. However, it is the current intent of the Parties to have product lines which are not identifical but rather complementary.

2.3 To recommend a plan for manufacturing of the future product range, taking into full consideration the financial and marketing objectives of the Parties and making available for each Party the option to purchase products from the other Party.

3. SAT and INNOVA agree that all expenses incurred by either Party as a result of this MOU or any development of product shall be the sole responsibility of that Party, unless a co-funded development is decided under a specific R&D agreement.

4. This MOU shall have an initial term of one (1) year after which it may be renewed by mutual consent in writing of the Parties. However, the restrictions on the use referred to in paragraph 2.2 will survive the termination of this Agreement by an additional two years.

        The first steps for each Party to perform in accordance with this MOU include:

4.1 Form a Joint Marketing Team which will meet for the first time sometime in October 1995 at a location to be determined by the team.

4.2 Form a Joint Product Development Team which will meet for the first time within one month of the initial recommendations of the Joint Marketing Team.

5. Each Party agrees during the term of this MOU and two years after its termination not to make available to third Parties information whether technical commercial or financial received from the other Party, which it has reasons to believe are confidential.

6. Nothing in this MOU shall be construed as prohibiting either Party from engaging, alone or in cooperation with any third Parties, in any activity which is not incompatible with the provisions hereof.

7. This MOU shall not be assigned or otherwise transferred by either Party except upon the written consent of the other Party.

8. All agreements between SAT and INNOVA (Master Agreement dated October 23, 1992 OEM Distributor Agreement dated June 9, 1993 as later amended, Processor for Hire Agreement dated December 7, 1994, as later amended) remain in full force and effect according to their respective provisions and unaffected in any manner by the signature of this MOU.

        For and on behalf of                    For and on behalf of SAT
        INNOVA CORPORATION                      (Societe Anonyme de
                                                Telecommunications)

        By /s/ V. FRANK MENDICINO               By /s/ MARC MATHIEU
           -------------------------               --------------------------
        (signature)                             (signature)

        V. Frank Mendicino                      Marc Mathieu
        ----------------------------            -----------------------------
        (name)                                  (name)

        Chairman                                Executive V.P.
        ----------------------------            -----------------------------
        (title)                                 (title)

        11-17-95                                11-11-95
        ----------------------------            -----------------------------
        (date)                                  (date)